Exhibit 10.10

THIRD AMENDMENT TO REVOLVING LINE OF CREDIT

This Third Amendment to Revolving Line of Credit (this “Agreement”) dated January 18, 2013, to be effective as of December 31, 2012 (the “Effective Date”), is by and among Aaron Suen, an individual ("Lender"), and VIM Beverage, Inc., a Nevada corporation (the "Borrower"), each a “Party” and collectively the “Parties.”

W I T N E S S E T H:

WHEREAS, the Parties previously entered into a Revolving Line of Credit in the amount of $50,000, on or around March 25, 2011, a copy of which is attached hereto as Exhibit A; a First Amendment to the Revolving Line of Credit on March 29, 2012, effective as of March 25, 2012, a copy of which is attached hereto as Exhibit B; and a Second Amendment to Revolving Line of Credit in October 2012, a copy of which is attached hereto as Exhibit C (collectively, the “Revolving Line of Credit”);

WHEREAS, capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Revolving Line of Credit;

WHEREAS, the Lender has previously loaned the Company $60,000 under the Revolving Line of Credit to date, of which $50,000 was evidenced by various Promissory Notes entered into from time to time (collectively, the “Notes”) and by the confirmaiton of the Parties as described in the First Amendment to Revolving Line of Credit (the “Loan”); and

WHEREAS, the Parties desire to enter into this Agreement to extend the termination date of the Revolving Line of Credit and the due date of the Notes, pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, and considerations herein contained, and other consideration, which consideration the Parties hereby acknowledge and confirm the sufficiency thereof, the Parties hereto agree as follows:

1.           Extension of Revolving Line of Credit, Note and Loan.  In consideration for $10 and other good and valuable consideration, the receipt and sufficiency of which is hereby confirmed, Lender agrees to extend the Maturity Date of the Line of Credit (as defined therein); the Maturity Date of the Notes (as defined therein), and the due date of the Loan, to December 31, 2013 (the “Extended Due Date”).  For the sake of clarity and in an abundance of caution, the Lender agrees, confirms and acknowledges that the Revolving Line of Credit, the Notes and the Loan shall hereafter be due and payable on the Extended Due Date. Each reference in the Revolving Line of Credit or Notes to the Original Due Date shall automatically be replaced, upon the Parties’ entry into this Agreement, by a reference to the Extended Due Date.

2.           Consideration.  Each of the Parties agrees and confirms by signing below that they have received valid consideration in connection with this Agreement and the transactions contemplated herein.

3.           Mutual Representations, Covenants and Warranties.  Each Party for itself and for the benefit of each other Party hereto, represents, covenants and warrants that:

(a)           Such Party has all requisite power and authority, corporate or otherwise, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby. This Agreement constitutes the legal, valid and binding obligation of such Party enforceable against such Party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general equitable principles; and

(b)           The execution and delivery by such Party and the consummation of the transactions contemplated hereby and thereby do not and shall not, by the lapse of time, the giving of notice or otherwise: (i) constitute a violation of any law; or
(ii) constitute a breach of any provision contained in, or a default under, any governmental approval, any writ, injunction, order, judgment or decree of any governmental authority or any contract to which such Party is bound or affected.

4.           Further Assurances.  The Parties agree that, from time to time, each of them will take such other action and to execute, acknowledge and deliver such contracts, deeds, or other documents as may be reasonably requested and necessary or appropriate to carry out the purposes and intent of this Agreement and the transactions contemplated herein.

5.           Reconfirmation of Revolving Line of Credit and Note. The Parties hereby reaffirm all terms, conditions, covenants, representations and warranties made in the Revolving Line of Credit and Note, to the extent the same are not amended hereby.

6.           Effect of Agreement. Upon the effectiveness of this Agreement, each reference in the Revolving Line of Credit and Note to “Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to such Revolving Line of Credit and Note, as applicable, as modified hereby.

7.           Revolving Line of Credit and Note to Continue in Full Force and Effect.  Except as specifically modified or amended herein, the Revolving Line of Credit and Note and the terms and conditions thereof shall remain in full force and effect.

8.           Benefit and Burden.  This Agreement shall inure to the benefit of, and shall be binding upon, the Parties hereto and their successors and permitted assigns.

9.           Severability.  Should any clause, sentence, paragraph, subsection, Section or Article of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the Parties agree that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom by the Parties, and the remainder will have the same force and effectiveness as if such stricken part or parts had never been included herein.

10.           Entire Agreement.  This Agreement sets forth all of the promises, agreements, conditions, understandings, warranties and representations among the Parties with respect to the transactions contemplated hereby and thereby, and supersedes all prior agreements, arrangements and understandings between the Parties, whether written, oral or otherwise.

11.           Construction.  In this Agreement words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders.

12.           Effect of Facsimile and Photocopied Signatures. This Agreement may be executed in several counterparts, each of which is an original.  It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.  A copy of this Agreement signed by one Party and faxed to another Party shall be deemed to have been executed and delivered by the signing Party as though an original.  A photocopy of this Agreement shall be effective as an original for all purposes.

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first written above.

“Borrower” VIM Beverage, Inc. /s/ Candice Suen Candice Suen Vice President of Operations

“Lender”

/s/ Aaron Suen
Aaron Suen